                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

                         [_] Preliminary Proxy Statement

                        [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))

                         [X] Definitive Proxy Statement

                       [_] Definitive Additional Materials

    [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       UNIVERSAL AMERICAN FINANCIAL CORP.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 29, 2002

TO THE STOCKHOLDERS OF
UNIVERSAL AMERICAN FINANCIAL CORP.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UNIVERSAL AMERICAN FINANCIAL CORP. will be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 A.M. on Wednesday, May 29, 2002, or at any adjournment thereof (the "Annual Meeting"), for the following purposes:

         1. To elect nine directors to hold office until the next annual election of directors or until their successors are elected and qualified.

         2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 19, 2002 will be entitled to vote at the Annual Meeting.

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY

                                              By order of the Board of Directors


                                              JOAN M. FERRARONE
                                              Secretary

Dated:   May 13, 2002
         Rye Brook, New York

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                              6 INTERNATIONAL DRIVE
                         RYE BROOK, NEW YORK 10573-1068

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 2002


INFORMATION CONCERNING THE SOLICITATION

         This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders, or at any and all adjournments of such meeting, of UNIVERSAL AMERICAN FINANCIAL CORP. (the "Company") to be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 A.M. on May 29, 2002.

         The solicitation of proxies in the enclosed form is made on behalf of our Board of Directors.

         The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by us. We do not intend to solicit proxies otherwise than by use of the mail, but certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to stockholders of record at the close of business on May 13, 2002.

         A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing or by voting in person. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the nominated directors.

STOCKHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholders' proposals intended to be presented at the 2003 Annual Meeting must be received by us no later than February 1, 2003, for inclusion in our proxy statement and form of proxy for that meeting.

OUTSTANDING VOTING SECURITIES

         Only stockholders of record at the close of business on April 19, 2002, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 52,926,209 shares of Common Stock (after deducting an aggregate of 60,831 shares held in treasury). Each share has one vote. A simple majority of the total shares outstanding is required to elect directors and ratify or approve the other items being voted on at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 19, 2002 as to the number of shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our common stock ("5% Holder"),
(ii) each person who is a director of the Company or a nominee for election as such director, and (iii) all persons as a group who are directors or a nominee for election as such director and officers of the Company, and as to the percentage of outstanding shares held by them on that date. Unless otherwise indicated, each such beneficial owner holds the sole voting and investment power with respect to shares of our common stock outstanding. Our common stock is the only class of voting securities outstanding.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP
                                                      -----------------------------------
       NAME AND ADDRESS                                                       ACQUIRABLE
             OF                                       CURRENTLY                 WITHIN        PERCENT OF
       BENEFICIAL OWNER                 STATUS        OWNED (a)               60 DAYS (b)      CLASS (c)
---------------------------------------------------------------------------------------------------------
Capital Z Financial Services           5% Holder      25,086,972 (e,f,h)         27,004          47.4%
 Fund II, L.P. ("Capital Z")
54 Thompson Street
New York, New York 10012

Capital Z Financial Services           5% Holder         133,264                     --             *
Private Fund II, L.P.
54 Thompson Street
New York, New York 10012

Richard A. Barasch                     5% Holder,      2,515,849 (d)            550,500           5.7%
6 International Drive                  Director,
Rye Brook, New York 10573              Officer

Gary W. Bryant                         Officer           308,650                337,500           1.2%
600 Courtland Street
Orlando, Florida 32804

Bradley E. Cooper                      Director           34,216 (e)                 --             *
54 Thompson Street
New York, New York 10012

Susan S. Fleming                       Director            6,548 (f)                 --             *
54 Thompson Street
New York, New York 10012

Mark M. Harmeling                      Director           31,808                 20,501             *
108 Chestnut Street
North Reading, Massachusetts 01864

Bertram Harnett                        Director          175,951 (g)             17,501             *
105 East Palmetto Park Road
Boca Raton, Florida 33432

Gary M. Jacobs                         Officer            47,133                 13,000             *
3050 Universal Boulevard
Weston, Florida 33331

Patrick J. McLaughlin                  Director           39,500                 18,501             *
100 Chetwynd Drive
Rosemont, Pennsylvania 19010

Robert A. Spass                        Director           68,433 (h)                 --             *
54 Thompson Street
New York, New York 10012

Robert A. Waegelein                    Officer           214,855                267,500             *
6 International Drive
Rye Brook, New York 10573

                                                          AMOUNT AND NATURE OF
                                                          BENEFICIAL OWNERSHIP
                                                      -----------------------------
       NAME AND ADDRESS                                                 ACQUIREABLE
             OF                                       CURRENTLY           WITHIN        PERCENT OF
       BENEFICIAL OWNER                 STATUS        OWNED (a)         60 DAYS (b)      CLASS (c)
---------------------------------------------------------------------------------------------------
William E. Wehner                      Officer           579,610          247,500           1.6%
600 Courtland Street
Orlando, Florida 32804

Francis S. Wilson                      Director               --               --             *
30 North LaSalle Street
Chicago, Illinois 60602

Robert F. Wright                       Director          380,574           16,501             *
57 West 57th Street
New York, New York 10019

 Directors and Officers as a Group

   (14 persons)                                        4,403,127        1,489,006          10.8%

*        Percent of class is less than 1%

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security.

(b) Options to purchase shares that are presently or will become exercisable within 60 days.

(c) The percentages are based on the 52,926,209 shares of common stock outstanding as of April 19, 2002 plus common stock issuable with respect to options held by the person whose percentage of ownership is being calculated which are presently or will become exercisable within 60 days.

(d) Also includes the following shares of which Mr. Barasch disclaims beneficial ownership: 1,021,730 shares of common stock which are held directly by, or in trust for, members of his immediate family; and 409,561 shares of common stock which are held in an irrevocable trust for the benefit of the family of Bertram Harnett (the "Barasch Universal Trust") of which Richard Barasch is trustee.

(e) Mr. Cooper, who is a director of the Company, is a partner of Capital Z Partners Ltd., the ultimate general partner of Capital Z. In addition, Mr. Cooper owns 9.9% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners. Ltd. Mr. Cooper disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.

(f) Ms. Fleming is a partner of Capital Z and disclaims beneficial ownership of all shares of common stock beneficially owned by Capital Z.

(g) Does not include shares held by the Barasch Universal Trust, of which Mr. Harnett disclaims beneficial ownership.

(h) Mr. Spass, who is a director of the Company, is a partner of Capital Z Partners Ltd., the ultimate general partner of Capital Z. In addition, Mr. Spass owns 9.9% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners. Ltd. Mr. Spass disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.

1.       ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation and our By-Laws provide for a Board of Directors of not less than three members, with the number of members to be as set by our Board of Directors. Each director is elected for a term of one year, ending at the next annual meeting of our Shareholders, and until his or her successor is elected and qualifies, subject to earlier removal. Our Board of Directors has fixed the number of directors at nine. All of our present directors are nominees for election by the holders of our common stock.

         The following table sets forth certain information concerning our directors, all of whom are nominees for election as such directors:

                                          POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                              AGE     AND THE PAST FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------------------------------------------------------------------------------
Richard A. Barasch(4)             48      Mr. Barasch has served as a Director since July 1988, as Chairman since
                                          December 1997, as President since April 1991 and as Chief Executive
                                          Officer since June 1995.  He has served as a Director and the President of American Progressive since 1991, and he is Chairman of the Board of all of our subsidiaries.  Mr. Barasch has held positions with our subsidiaries since their acquisition or organization.

Bradley E. Cooper(3)(4)           35      Mr. Cooper has served as a Director since July 1999.  Mr. Cooper is a
                                          Partner and co-founder of Capital Z which owns 47.8% of our outstanding stock.  Prior to joining Capital Z, Mr. Cooper served in similar roles at Insurance Partners, L.P. and International Insurance Investors, L.P.
                                          Prior to that, Mr. Cooper was an investment banker in the Financial
                                          Institutions Group at Salomon Brothers, Inc.  Mr. Cooper currently serves on the board of directors of SNTL Group, Highlands Insurance
                                          Group, CERES Group, Inc. and PXRE Group, Ltd.

Susan S. Fleming(2)               32      Ms. Fleming has served as a Director since July 1999.  She is a Partner of Capital Z which owns 47.8% of our outstanding stock.  Prior to joining Capital Z, Ms. Fleming served as Vice President of Insurance
                                          Partners, L.P. and was an investment banker in the Mergers and
                                          Acquisitions Financial Institutions Group at Morgan Stanley & Co.  Ms.
                                          Fleming currently serves on the Board of Directors of CERES Group, Inc and PXRE Group, Ltd.

Mark M. Harmeling(2)              49      Mr. Harmeling has served as a Director since July 1990. He has also served as Director of American Progressive from 1992 to 1999.  Mr.
                                          Harmeling is a Managing Director of TA Associates Realty, a pension fund advisory firm.  He was previously President of Bay State Realty
                                          Advisors, a real estate management and development company.  Mr.
                                          Harmeling is also a Director of Rochester Shoetree Corporation (since
                                          1988) and Applied Extrusion Technologies, Inc. (since 1987).

Bertram Harnett(3)(4)             78      Mr. Harnett has served as a Director since 1996.  Mr. Harnett has been a practicing lawyer since 1948 and has been President of the law firm of
                                          Harnett Lesnick & Ripps P.A., Boca Raton, Florida and its predecessors since 1988.  He is the author of treatises on insurance law and is a retired Justice of New York State Supreme Court.

                                          POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME                              AGE     AND THE PAST FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------------------------------------------------------------------------------
Patrick J. McLaughlin(1)(3)(4)    43      Mr. McLaughlin has served as a Director since January 1995.  Mr.
                                          McLaughlin has been a Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Prior to that he was an Executive Vice
                                          President and Chief Investment Officer of Life Partners Group, Inc.,
                                          Managing Director of Conning & Company and Senior Vice President and
                                          Chief Investment Officer of ICH Corporation.

Robert A. Spass(4)                46      Mr. Spass has served as a Director since July 1999.  Mr. Spass is a
                                          Partner and co-founder of Capital Z which owns 47.8% of our outstanding stock. Prior to founding Capital Z, Mr. Spass was the Managing Partner and co-founder of Insurance Partners, L.P.  Prior to the formation of
                                          Insurance Partners, Mr. Spass was President and CEO of International
                                          Insurance Advisors Inc.  Prior to that, Mr. Spass was a Director of
                                          Investment Banking at Salomon Brothers and a Senior Manager for Peat
                                          Marwick Main & Co.  Mr. Spass serves on the board of directors of
                                          Highlands Insurance Group, Inc., SNTL Group, Inc., CERES Group, Inc.,
                                          Kinexus Corporation, Aames Financial Corp. and USI Insurance Services
                                          Corp.

Francis S. Wilson(1)(2)           53      Mr. Wilson has served as a Director since October 2001.  Mr. Wilson has been a managing partner of AAM Investment Banking Group, Ltd. since
                                          October 1993.  Prior to that, Mr. Wilson was the chairman of Highland
                                          Development Corp.  Prior to that, Mr. Wilson held various positions in the field of investment banking with the firms Prescott Ball & Turben,
                                          Inc., Dean Witter Reynolds, Inc. and Halsey, Stuary & Co., Inc.  Mr.
                                          Wilson is a director of INFOCUS Financial Group, Inc. and Wasatch Crest
                                          Group, Inc.

Robert F. Wright(1)               76      Mr. Wright has served as a Director since June 1998.  Mr. Wright has been President of Robert F. Wright Associates, Inc. since 1988.  Prior to that, Mr. Wright was a senior partner of the public accounting firm of Arthur Andersen LLP.  Mr. Wright is Director of Reliance Standard
                                          Life Insurance Company (and its affiliates), GVA Williams, The
                                          Navigators Group, Inc., U.S. Timberlands Company, L.P and CDG Technology.

---------------
(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Investment Committee.

(4)      Member of the Executive Committee.

         All of our officers and directors are elected annually for one-year terms. All officers and directors hold office until their successors are duly elected and qualified.

SHAREHOLDERS' AGREEMENT

         The Company, Capital Z, UAFC L.P. ("AAM") (an unaffiliated investment firm), Richard Barasch (the Chairman and Chief Executive Officer of the Company) and several other shareholders of Universal American entered into a shareholders' agreement on July 30, 1999 (the "Shareholders' Agreement"). The Shareholders' Agreement requires that all proposed sales/transfers by the other shareholders who are party to the Shareholders' Agreement must first be offered to Richard Barasch and Capital Z, including its affiliates. However, pledges and some other transfers by any party to the Shareholders' Agreement of less than 1% of Universal American's outstanding common stock at any one time, or 2.5% when aggregated with the other transfers by the shareholder and his, her or its permitted transferees of Universal American's outstanding common stock, are permitted. In addition, Richard Barasch is not permitted to sell more than 3% of his holdings, annually, for a three-year period beginning July 30, 1999. The Shareholders' Agreement provides for tag-along and drag-along rights under some circumstances. "Tag-along rights" allow the holder of stock to include his, her or its stock in a sale of common stock initiated by another party to the Shareholders' Agreement. "Drag-along rights" permit a selling party to the Shareholders' Agreement to force the other parties to the Shareholders' Agreement to sell a proportion of the other holder's shares in a sale arranged by the selling shareholder.

         Under the terms of the Shareholders' Agreement, of the nine members of Universal American's Board of Directors, certain shareholders are permitted to nominate directors as follows: Capital Z: four, Richard Barasch: two, AAM: one and the stockholders of Universal American: two. Capital Z, Richard Barasch and AAM are each required to vote for the director(s) nominated by the others. The right of Richard Barasch to nominate directors is conditioned upon his continued employment with Universal American. In addition, the right to nominate directors is not transferable, except that Capital Z may transfer its right to a third-party buyer who acquires 10% or more of the outstanding common stock of Universal American from Capital Z.

DIRECTOR COMPENSATION

         Directors who are not our employees receive a fee of $1,000 for each meeting of the board or committee meeting attended, unless the committee meeting is held immediately prior to or after a board meeting. In addition, they will receive a retainer of $5,000 per year, payable quarterly. The Chairman of our Audit Committee and the Chairman of our Investment Committee each receive an additional fee of $15,000. In addition, directors are reimbursed for their travel and related expenses in connection with serving as our board members.

         In 2001, each of our directors was eligible to be granted options under our 1998 Incentive Compensation Plan, and on May 24, 2001, each eligible director was granted options to purchase 4,500 shares of common stock at an exercise price of $5.75, for a total of 36,000 options granted.

BOARD OF DIRECTOR AFFILIATIONS

         Bertram Harnett, a director of the Company, is a shareholder in Harnett, Lesnick & Ripps P.A. of Boca Raton, Florida, which was paid $849,926 in 2001 on account of its legal services to, and reimbursement for disbursements made on behalf of, the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors has an Audit Committee, which also acts as a Transactions Committee, a Compensation Committee, an Investment Committee and an Executive Committee. Our Audit Committee has adopted a charter which, among other things, empowers it to consult with our independent auditors with respect to their audit plans and to review their audit report and the accompanying management letters and, as our Transactions Committee, reviews and makes recommendations to our Board on certain capital transactions entertained by us. Our Compensation Committee reviews and recommends compensation, including incentive stock option grants, of our officers. The Investment Committee reviews the Company's investment policy and guidelines, reviews portfolio performance and reviews and approves all investment transactions. The Executive Committee has the authority to act between Board meetings on behalf of our Board, on all matters allowed by law.

         During the fiscal year ended December 31, 2001, there were six meetings of our Board of Directors, six meetings of our investment committee, five meetings of our audit committee and one meeting of our compensation committee. Each of our incumbent directors attended more than 75% of the aggregate of the total number of meetings of our Board of Directors and of the meetings of each of our committees of which he was a member.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board oversees the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in the The Nasdaq National Market Listing Standards. The Board adopted a written charter for the Audit Committee on June 7, 2000.

         In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments and the clarity of disclosures in the financial statements. The Committee reviewed with Ernst & Young LLP, its independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Committee also discussed with Ernst & Young LLP other matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees, as amended).

         The Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board No. 1 and discussed with them their independence from management and the Company, and considered the compatibility of nonaudit services with the auditors' independence.

         The Committee discussed with Ernst & Young LLP the overall scope and plans for the respective audit. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2001.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

    The Audit Committee of Universal American Financial Corp.

         Robert F. Wright, Chairman
         Patrick J. McLaughlin
         Francis S. Wilson

EXECUTIVE COMPENSATION

         The following table shows the total compensation paid pursuant to employment agreements by the Company and its subsidiaries to our Chief Executive Officer and our four most highly compensated executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                                        ---------------------     ----------------------------------
                                                                                 RESTRICTED      STOCK     ALL OTHER
NAME, AGE AND PRINCIPAL POSITION               YEAR      SALARY        BONUS     STOCK $(1)     OPTIONS  COMPENSATION(2)
--------------------------------               ----      ------        -----     ----------     -------  ---------------
Richard A. Barasch(48)                         2001     $513,760     $718,200     $307,800       25,000     $  3,400
Chairman & Chief Executive Officer             2000      494,000      296,400      197,600       37,500        3,400
                                               1999      475,000      172,800      115,200      637,500        3,200

Gary W. Bryant(52)                             2001     $286,000     $135,100     $ 57,900       45,000     $  3,400
Executive Vice President & Chief Operating     2000      275,000       68,750       68,750       37,500        3,400
Officer                                        1999      250,000       47,000       47,000      307,500        3,200

Robert A. Waegelein(41)                        2001     $216,320     $110,600     $ 47,400       45,000     $  3,400
Executive Vice President & Chief Financial     2000      208,000       62,400       41,600       37,500        3,400
Officer                                        1999      200,000       92,600       28,400      262,500        3,200

William E. Wehner(58)                          2001     $200,200     $ 70,070     $ 30,030       30,000     $  3,400
President of Pennsylvania Life                 2000      192,500       48,125       48,125       37,500        3,400
                                               1999      175,000       29,500       29,500      217,500        3,200

Gary M. Jacobs(51)(3)                          2001     $185,000     $ 28,000     $ 12,000       20,000     $  3,400
President of CHCS, Inc.                        2000      175,000       10,000       10,000       10,000           --
                                               1999           --           --           --           --           --

---------------
(1) Our executive officers were awarded restricted shares of our stock on various dates. These shares are shown at the fair market value of our common stock on the date of the award.

(2) The amounts in this column represent the value of our common stock contributed by us under the 401(k) plan to match contributions to the plan on behalf of the executive officer.

(3) Mr. Jacobs joined the Company in August, 2000, in connection with our acquisition of Capitated HealthCare Services, Inc.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information about options to purchase common stock granted to the executive officers named in the summary compensation table during 2001:

                             NUMBER OF         PERCENT OF
                            SECURITIES        TOTAL OPTIONS
                            UNDERLYING         GRANTED TO                                              GRANT DATE
                         OPTIONS GRANTED        EMPLOYEES          EXERCISE PRICE      EXPIRATION        PRESENT
NAME                            (#)              IN 2001              ($/SHARE)           DATES        VALUE ($)(1)
----                            ---              -------              ---------           -----        ------------
Richard A. Barasch            25,000               7.1%                 $ 6.45           3/28/12        $ 100,505
Gary W. Bryant                45,000              12.8%                   6.45           3/28/12          180,909
Robert A. Waegelein           45,000              12.8%                   6.45           3/28/12          180,909
William E. Wehner             30,000               8.5%                   6.45           3/28/12          120,606
Gary M. Jacobs                20,000               5.7%                   6.45           3/28/12           80,404

---------------
(1) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of .46, risk-free rate of return of 5.4%, dividend yield of 0%, and time to exercise of nine years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information about options to purchase common stock exercised by the executive officers named in the summary compensation table and the number and value of options each of those officers held on December 31, 2001:

                                                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT FISCAL YEAR-END(#)       FISCAL YEAR-END ($) (1)
                               SHARES                -----------------------------     -----------------------------
                             ACQUIRED ON    VALUE
     NAME                    EXERCISE(#) REALIZED($) EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
     ----                    ----------- ----------- -----------     -------------     -----------    -------------
Richard A. Barasch                -           -        525,500          477,500        $ 2,050,385     $ 1,495,525
Gary W. Bryant                    -           -        310,000          270,000          1,239,990         778,725
Robert A. Waegelein               -           -        242,500          242,500            965,300         683,325
William E. Wehner                 -           -        225,000          200,000            903,950         582,825
Gary M. Jacobs                    -           -          8,000           42,000             23,920          71,780

---------------
(1) Calculated using the closing bid price on December 31, 2001 of $6.79 per share and exercise prices ranging between $2.00 and $4.09 for exercisable options and ranging between $3.15 and $6.45 for unexercisable options.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AS OF DECEMBER 31, 2001

         The compensation committee of the Board of Directors reviews and approves the compensation of the Company's executive officers (including the executive officers named in the management section below). The committee is made up of four independent, non-employee members of the board. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to:

-        attract, motivate and retain outstanding individuals;

- align the financial interests of those individuals with the interests of the Company's shareholders;

- reward those individuals for increasing levels of profit and shareholder value; and

- encourage management's stake in the long-term performance and success of the Company

         In order to achieve these goals, the committee establishes a competitive and appropriate total compensation package for each executive officer, consisting primarily of four components - base salary, annual bonus, stock options and restricted stock awards. The committee conducts an annual review of compensation relative to other life insurance companies and companies of similar size in the financial industry.

Base Salaries

         The committee establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. Other factors considered in determining base salary include the responsibilities of the executive officer, experience, length of service and individual performance. During fiscal year 2001, base salaries of the named executive officer group increased an average of 4.2% over 2000. The committee believes that the base salaries of the current executive officers are within the competitive market range of comparable companies.

Cash Bonuses

         The committee awards cash bonuses to the executive officers. The criteria used to determine cash bonus levels include operating profits, new business production and expenses relative to pre-determined budgets. The named executive officer group's fiscal year 2001 cash bonus was 75.8% of the group's annual base salary for 2001.

Stock Options and Restricted Stock

         An important component of the Company's executive compensation program is the award of stock options and restricted stock. Restricted stock is stock in the Company which the executive officer must hold for a period of time before it can be sold. The committee believes that stock options and restricted stock motivate the executive officers to remain focused on the overall long-term performance of the Company. Generally the award of a stock option creates no financial benefit to the executive unless there is appreciation in the price of the Company's stock after the award date. The financial benefit of an award of restricted stock can not be realized by the executive officer until the restriction can be lifted from the stock, generally a minimum of two years. The total number of restricted stock and stock options awarded to the executive officer group during fiscal year 2001 amounted to 70,563 and 165,000, or 0.1% and 0.3% of the average outstanding shares of the Company during 2001.

                                           The Compensation Committee
                                           Mark M. Harmeling, Chairman
                                           Susan S. Fleming
                                           Francis S. Wilson

PERFORMANCE GRAPH

         The Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five year period between December 31, 1996 to December 31, 2001, with the cumulative total returns of The Nasdaq Stock Market ("NSM") and the Nasdaq Insurance Stocks ("NIS"). The comparison for each period assumes that $100 was invested on December 31, 1996 in each of the Company's Common Stock, the stocks included in The Nasdaq Stock Market Total Return Index and the stocks included in the Nasdaq Insurance Stocks Total Return Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                YEAR ENDED DECEMBER 31,
               -----------------------------------------------------------
               Year            UHCO              NSM                 NIS
               ----            ----              ---                 ---
               1996          100.0000          100.0000           100.0000
               1997          132.3765          122.4766           146.7326
               1998          123.5294          172.6805           130.7300
               1999          217.6471          320.8940           101.4085
               2000          185.2941          193.0125           127.3469
               2001          319.5294          153.1529           136.2341

INCENTIVE STOCK OPTION PLAN

         On May 28, 1998, the Company's shareholders approved its 1998 Incentive Compensation Plan (the "1998 ICP"). The 1998 ICP superseded the Company's Incentive Stock Option Plan, which had been approved by the shareholders in April 1983 and amended in May 1987, June 1989, June 1994 and June 1995. Options previously granted under the Company's Incentive Stock Option Plan will remain outstanding in accordance with their terms and the terms of the respective plans. The 1998 ICP provides for grants of stock options as well as stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards"). Executive officers, directors, and other officers and employees of the Company or any subsidiary, as well as other persons who provide services to the Company or any subsidiary, are eligible to be granted Awards under the 1998 ICP. Under the 1998 ICP and the previous Incentive Stock Option Plan, stock options ("Incentive Stock Options") are granted to provide an additional means of providing incentive to executives and other "key salaried employees" of the Company (which is defined under section 422A of the Internal Revenue Code as employees of the Company and its subsidiaries).

         Within the limits of the 1998 ICP, the Company's Board of Directors, in its discretion, determines the participants, the number of options to be granted and the purchase price and terms of each option. The price for the shares covered by each option is required to be not less than 100% of the fair market value at the date of grant. Options expire ten years from the date of grant or termination and become exercisable in installments as determined by the Board of Directors commencing one year after date of grant.

         For the year ended December 31, 2001, 334,000 Incentive Stock Options were granted at exercise prices ranging from $3.88 to $6.45. Incentive Stock Options to purchase 23,500 shares of Common Stock at exercise prices ranging from $3.15 to $4.25 were canceled or expired. Incentive Stock Options to purchase 83,000 shares of common stock were exercised at a prices ranging from $2.20 to $3.33. As of April 19, 2002, Incentive Stock Options to purchase 1,927,700 shares were exercisable, at prices ranging from $2.00 to $4.25, none of which have since been exercised.

401(K) PLAN

         The executives named in the Summary Compensation Table, as well as substantially all of our full-time employees, are eligible to participate in the Universal American Financial Corp. 401(k) Savings Plan ("Savings Plan"). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986. The employee is entitled to participate in the Savings Plan by contributing through payroll deductions up to 20% of the employee's compensation. Currently, the Company matches the employee's contribution up to 2% of the employee's compensation with Company common stock. At December 31, 2001 and 2000, the Savings Plan held 468,943 and 426,000 shares, respectively of the Company's common stock, which represents 34.4% of total plan assets as of December 31, 2001 and 18.2% of total plan assets as of December 31, 2000.

         The participating employee is not taxed on these contributions until they are distributed. Moreover, the employer's contributions vest at the rate of 25% per plan year. Employees are required to hold the employer contribution in Company common stock until vested, at which point the employee has to option to transfer the amount to any of the other investments available under the Savings Plan. Amounts credited to employee's accounts under the Savings Plan are invested by the employer-appointed investment committee. Generally, a participating employee is entitled to distributions from the Savings Plan upon termination of employment, retirement, death or disability. Savings Plan participants who qualify for distributions may receive a single lump sum, have the assets transferred to another qualified plan or individual retirement account, or receive a series of specified installment payments.

INDEPENDENT AUDITORS

         Annually, our Board of Directors appoints independent auditors to audit our financial statements, based on the recommendation of the Audit Committee. Our Board of Directors appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ended December 31, 2001. Fees for this audit were $892,000. All other fees for services provided by Ernst & Young LLP to us for the year ended December 31, 2001 were $823,000, including audit related services of $383,000 and non-audit services of $440,000. Audit related services include fees for statutory audits of $148,000 and the S-3 registration statement filed in July 2001 of $235,000. Non-audit related services include fees for actuarial services of $237,000 and fees for tax services of $203,000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

2.       OTHER MATTERS

         The Board of Directors does not intend to present to the meeting any matters not referred to in the form of Proxy. If any proposal not set forth in the Proxy Statement would be presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.

         A copy of the Annual Report has been mailed to every stockholder as of the Record Date. The Annual Report is not to be considered proxy-soliciting material.

                                     By order of the Board of Directors



                                     JOAN M. FERRARONE
                                     Secretary

Dated:   May 13, 2002
         Rye Brook, New York

--------------------------------------------------------------------------------


                       UNIVERSAL AMERICAN FINANCIAL CORP.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 2002

         The undersigned shareholder of Universal American Financial Corp., hereby appoints Richard Barasch and Robert Waegelein, and each of them, the proxies of the undersigned with full power of substitution, to vote, as indicated herein, all the shares of Common Stock of Universal American Financial Corp. standing in the name of the undersigned at the close of business on April 19, 2002, at the Annual Meeting of Shareholders of the Company to be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 a.m. on May 29, 2002, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, as more fully described in the Proxy Statement for the meeting.

         THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH ON THE REVERSE SIDE, UNLESS OTHERWISE INDICATED THERE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


--------------------------------------------------------------------------------

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                       UNIVERSAL AMERICAN FINANCIAL CORP.

                                  MAY 29, 2002






               - Please Detach and Mail in the Envelope Provided -

--------------------------------------------------------------------------------

A  [X]  PLEASE MARK YOUR VOTES
        AS IN THIS EXAMPLE.

                                FOR          WITHHELD
1.  Election
    of                          [ ]             [ ]
    Directors:


FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


________________________________________________________________________________

NOMINEES:  (TO SERVE UNTIL THE NEXT ANNUAL
           ELECTION OF DIRECTORS):
           Richard A. Barasch
           Bradley E. Cooper
           Susan S. Fleming
           Mark M. Harmeling
           Bertram Harnett
           Patrick J. McLaughlin
           Robert A. Spass
           Francis S. Wilson
           Robert F. Wright


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ELECTION OF DIRECTORS UNLESS OTHERWISE INDICATED.




SIGNATURE _________________ DATE ______  SIGNATURE _________________ DATE ______

NOTE: Signature(s) should be exactly as name or names appears on this proxy. If stock is held jointly each holder should sign. If signing is by attorney, trustee or guardian, please give full title.

--------------------------------------------------------------------------------